Exhibit 21

                           Subsidiaries of the Company


     The Company owns all of the stock of the following corporations:

                                           State or Other Jurisdiction
         Name                            of Incorporation or Organization
         ----                            --------------------------------
Pierce Manufacturing Inc                        Wisconsin
McNeilus Companies, Inc                         Minnesota
Kewaunee Fabrications, L.L.C.                   Wisconsin
Oshkosh Unipower Limited                        United Kingdom
Total Mixer Technologies, L.L.C.                Wisconsin
Summit Performance Systems, L.L.C.              Wisconsin
Oshkosh Logistics Corporation                   Wisconsin
Oshkosh Top Shelf Corporation                   Wisconsin (not organized)

       Pierce Manufacturing Inc. owns all of the stock of the following corporations:

                                           State or Other Jurisdiction
         Name                            of Incorporation or Organization
         ----                            --------------------------------
Pierce Manufacturing International,
   Inc.                                           Barbados
Pierce Western Region Refurbishment
   Center, Inc.                                   California


       McNeilus Companies, Inc. owns all of the stock of the following corporations:

                                           State or Other Jurisdiction
         Name                            of Incorporation or Organization
         ----                            --------------------------------
McNeilus Truck and Manufacturing, Inc.           Minnesota
Iowa Contract Fabricators, Inc.                  Iowa
McIntire Fabricators, Inc.                       Iowa
Kensett Fabricators, Inc.                        Iowa
McNeilus Financial Services, Inc.                Minnesota
Medtec Ambulance Corporation                     Indiana

       McNeilus Truck and Manufacturing, Inc., owns all of the stock of McNeilus Financial, Inc., a Texas corporation.

       McNeilus Financial, Inc. owns all of the stock of the following corporations:

                                           State or Other Jurisdiction
         Name                            of Incorporation or Organization
         ----                            --------------------------------
Viking Truck & Equipment Sales, Inc.             Michigan
Viking Truck & Equipment Sales, Inc.             Ohio

       McNeilus Financial Services, Inc. owns all of the stock of the following corporations:

                                           State or Other Jurisdiction
         Name                            of Incorporation or Organization
         ----                            --------------------------------
Oshkosh/McNeilus Financial Services,
   Inc.                                          Minnesota
Viking Equipment Leasing, Inc.                   Michigan

       Oshkosh/McNeilus Financial Services, Inc. owns Oshkosh/McNeilus Financial Services Partnership (California partnership) and Oshkosh Equipment Finance, L.L.C.

       Oshkosh Unipower Limited owns Oshkosh Truck (UK) Limited.

       Oshkosh Truck Corporation as limited partner, Summit Performance Systems, L.L.C. and Total Mixer Technologies, L.L.C., as general partners, are the sole partners in Windmill Ventures C.V. (Netherlands), a limited partnership.

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       Windmill Ventures C.V. owns Oshkosh European Holdings S.L. (Spain), a limited liability company.

       Oshkosh European Holdings S.L. owns Oshkosh Group B.V. (Netherlands), a close corporation.

       Oshkosh Group B.V. owns all of the stock in the following corporations:

                                           State or Other Jurisdiction
         Name                            of Incorporation or Organization
         ----                            --------------------------------
Geesink Group B.V.                               Netherlands
Geesink Norba Limited                            England and Wales
Norba A.B.                                       Sweden

       Geesink Group B.V. owns all of the stock in the following corporations:

                                           State or Other Jurisdiction
         Name                            of Incorporation or Organization
         ----                            --------------------------------
Geesink B.V.                                     Netherlands
Kiggen Den Engelsman B.V.                        Netherlands
Geesink Kiggen B.V.                              Netherlands
Geesink Kiggen Leasing B.V.                      Netherlands
Geesink, Vast Goed B.V.                          Netherlands
Geesink Polska Sp.z o.o                          Poland
Geesink N.V.                                     Belgium

       Geesink Norba Limited owns all of the stock of Sheppard Meiler Limited (England and Wales).

       Norba A.B. owns all of the stock in the following corporations:

                                            State or Other Jurisdiction
         Name                            of Incorporation or Organization
         ----                            --------------------------------
Norba Limited                                    England and Wales
Norba A/S                                        Denmark
Sertek Limited                                   England and Wales


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